Exhibit (a)(29)

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                     Supplement No. 4 Dated January 25, 2005
     Relating to the Offer to Purchase Dated September 10, 2004, as Amended
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                             LOLA BROWN TRUST NO. 1B
                                       and
                           ERNEST HOREJSI TRUST NO. 1B

                  Have Amended Their Offer to Purchase for Cash
               Up to 1,615,000 Outstanding Shares of Common Stock
                                       of
                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
                                       at
                              $19.89 Net Per Share

      THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL EXPIRE AT
       5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 24, 2005, UNLESS THE
                           OFFER IS FURTHER EXTENDED.

                                                                January 25, 2005

To Our Clients:

     Enclosed for your consideration is a Supplement No. 4 dated January 25, 2005 (the "Fourth Supplement"), relating to the Offer to Purchase dated September 10, 2004, as amended (the "Offer to Purchase") and a related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by the Lola Brown Trust No. 1B, an irrevocable grantor trust domiciled and administered in South Dakota (the "Lola Trust") and the Ernest Horejsi Trust No. 1B, an irrevocable grantor trust domiciled and administered in South Dakota (the "Ernest Trust" and, together with the Lola Trust, the "Purchasers") to purchase up to 1,615,000 shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation ("NRL"), on the terms and subject to the conditions set forth in the Offer. The Fourth Supplement amends the Offer by extending the expiration date to 5:00 P.M., New York City Time on Tuesday, May 24, 2005, unless further extended, by reducing the number of shares being sought in the Offer from 1,825,000 to 1,615,000 and by providing you with additional information regarding the Offer.

     We are the holder of record of shares held by us for your account. A tender of those shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal was previously furnished to you for your information only and cannot be used to tender shares held by us for your account.

     To the extent you have not already provided us with instructions, we request instructions as to whether you wish to tender any or all of the shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

          1. The Offer price remains $19.89 per share, net to you in cash (subject to applicable withholding of United States federal, state and local taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer.

          2. The number of shares being sought in the Offer has been reduced from 1,825,000 to 1,615,000. If more than 1,615,000 shares are tendered, the Purchasers will purchase 1,615,000 shares on a pro-rata basis.

          3. The Offer is conditioned upon the conditions to the Offer described in Section 14 of the Offer to Purchase.

          4. The Offer and withdrawal rights have been extended and will expire at 5:00 P.M., New York City time, on Tuesday, May 24, 2005, unless the Offer is further extended.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary or the information agent or, except as set forth in Instruction 6 of the letter of transmittal, transfer taxes on the purchase of shares by the Purchasers pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the letter of transmittal.

     If you wish to have us tender any of or all the shares held by us for your account and have not already returned the instruction form set forth below, please instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration date.

     In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Colbent Corporation (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an agent's message (as defined in the Offer to Purchase), and (3) any other documents required by the letter of transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASERS, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     UP TO 1,615,000 SHARES OF COMMON STOCK

                                       OF

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Supplement No. 4 dated January 25, 2005, your letter enclosing the Supplement No. 3 dated October 26, 2004, your letter enclosing the Supplement No. 2 dated October 14, 2004, your letter enclosing the Supplement dated October 1, 2004 and your letter enclosing the Offer to Purchase dated September 10, 2004 and the related letter of transmittal relating to the Offer by the Lola Brown Trust No. 1B and the Ernest Horejsi Trust No. 1B to purchase up to 1,615,000 outstanding shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation.

     This will instruct you to tender the number of shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, all the shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer to Purchase, as amended, and the related letter of transmittal.

Number of Shares to be Tendered*        ________________________________________

______________________________________  ________________________________________
  shares
                                                    Signature(s)

Dated: _______________________________  ________________________________________
                    , 200__
                                        ________________________________________

                                        ________________________________________
                                               Please Type or Print Name(s)

                                        Address(es) (including Zip Code(s)):

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Area Code and Telephone No.:

                                        ________________________________________

                                        Taxpayer Identification or Social
                                        Security No.:

                                        ________________________________________


* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.